Calculation of Filing Fee Tables
S-3
American Airlines Group Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock of American Airlines Group Inc., par value $0.01 per share	457(r)				0.0001381
Fees to be Paid	2	Equity	Preferred Stock of American Airlines Group Inc., par value $0.01 per share	457(r)				0.0001381
Fees to be Paid	3	Debt	Debt Securities of American Airlines Group Inc.	457(r)				0.0001381
Fees to be Paid	4	Other	Warrants of American Airlines Group Inc.	457(r)				0.0001381
Fees to be Paid	5	Other	Rights of American Airlines Group Inc.	457(r)				0.0001381
Fees to be Paid	6	Other	Purchase Contracts of American Airlines Group Inc.	457(r)				0.0001381
Fees to be Paid	7	Other	Units of American Airlines Group Inc.	457(r)				0.0001381
Fees to be Paid	8	Debt	Debt Securities of American Airlines, Inc.	457(r)				0.0001381
Fees to be Paid	9	Debt	Pass Through Certificates of American Airlines, Inc.	457(r)				0.0001381
Fees to be Paid	10	Other	Guarantees of American Airlines Group Inc.	457(r)				0.0001381
Fees to be Paid	11	Other	Guarantees of American Airlines, Inc.	457(r)				0.0001381
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 0.00		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	The securities registered hereunder include such indeterminate number of (a) shares of common stock, (b) shares of preferred stock, (c) debt securities, (d) warrants, rights or purchase contracts to purchase common stock, preferred stock, or other securities of the registrant, (e) units consisting of some or all of these securities in any combination, and (f) guarantee of debt securities, as may be sold from time to time by the registrant. There are also being registered hereunder an indeterminate number of shares of common stock and preferred stock as shall be issuable upon conversion, exchange, or exercise of any securities that provide for such issuance. Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement shall also cover any additional shares of the registrant's securities that become issuable by reason of any stock splits, stock dividend, or similar transaction. Includes rights to acquire common stock or preferred stock of the registrant under any shareholder rights plan then in effect, if applicable under the terms of any such plan. The proposed maximum per security and aggregate offering prices per class of securities will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security. Separate consideration may or may not be received for securities that are issuable on exercise, conversion, or exchange of other securities, or that are issued in units. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of the entire registration fee.

[2]	See Footnote (1)

[3]	See Footnote (1)

[4]	See Footnote (1)

[5]	See Footnote (1)

[6]	See Footnote (1)

[7]	See Footnote (1)

[8]	See Footnote (1)

[9]	See Footnote (1)

[10]	See Footnote (1)

[11]	See Footnote (1)

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A